                                                          Exhibit 24(b)(4)(a)(i)

(JOHN HANCOCK(R) LOGO)           JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK
                                  HOME OFFICE: [100 Summit Lake Drive, 2nd Floor
                                                             Valhalla, NY 10595]

THIS IS A LEGAL CONTRACT - READ IT CAREFULLY.

This Contract is issued in consideration of the Payments. John Hancock Life Insurance Company of New York, a stock company, agrees to pay the benefits of this Contract in accordance with its terms.

VARIABLE ACCOUNT PROVISIONS

ANNUITY PAYMENTS AND OTHER VALUES PROVIDED BY THIS CONTRACT WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE, MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE FLUCTUATIONS IN THE INVESTMENT RESULTS, AS APPLICABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. DETAILS OF THE VARIABLE ACCOUNT PROVISIONS BEGIN ON PAGE 6.

The smallest annual rate of investment return which is required to be earned on the assets of the separate account so that the dollar amount of variable annuity payments will not decrease is [2.73%]. Explicit annual charges against the assets of the separate account are as follows:

Contract Asset Fee Charge: Not greater than [1.70%]

RIGHT TO REVIEW

You may cancel the Contract by returning it to our Annuities Service Center or the registered representative who sold it to you at any time within [10] days after receipt of the Contract. Within 7 days of receipt of the Contract by us, we will pay the Contract Value computed at the end of the Business Day on which the Contract is delivered to us plus the sum of all fees and charges deducted from the gross Payments to the Owner.

When the Contract is issued as an individual retirement annuity, during the first 7 days of this [10] day period, we will return the greater of (i) Contract Value computed at the end of the Business Day on which the Contract is delivered to us plus the sum of all fees and charges deducted from the gross Payments or
(ii) sum of all Payments less any Withdrawals. If you return the Contract to us after the first 7 days and before the [10]-day period has elapsed, we will refund an amount determined as described in the paragraph above.

SIGNED FOR THE COMPANY at its Main Administration Office in Boston, Massachusetts, on the Contract Date.


/s/ James D. Gallagher                  /s/ Emanuel Alves

[James D. Gallagher, President]         [Emanuel Alves, Secretary]

INDIVIDUAL FLEXIBLE PAYMENT DEFERRED VARIABLE ANNUITY
Variable Accumulation prior to Annuity Commencement Date
Variable and Fixed Annuity Options
Death Benefit Proceeds Payable prior to Annuity Commencement Date
Withdrawal Charge Waiver Benefit
Non-Participating

  DOLLAR COST AVERAGING (DCA) ACCOUNT OPTIONS MAY NOT BE AVAILABLE ON THE ISSUE DATE. REFER TO THE AVAILABLE INVESTMENT OPTIONS ON THE SPECIFICATIONS PAGES FOR
                                    DETAILS.

ANNUITIES SERVICE CENTER:

[P.O. Box 9506 Portsmouth, NH 03802-9506] [1-800-551-2078] [www.jhannuitiesnew
york.com]

OVERNIGHT MAILING ADDRESS:

[164 Corporate Drive Portsmouth, NH 03801-6815]

VENTURE-L.11-NY                                                           SAMPLE

                                                               Table of Contents

Specifications Pages .....................................................   S.1
Part 1 - Definitions .....................................................     1
Part 2 - Parties to the Contract .........................................     4
Part 3 - Payments ........................................................     5
Part 4 - Fees And Deductions .............................................     6
Part 5 - Variable Account Provisions .....................................     6
Part 6 - Transfers .......................................................     8
Part 7 - Withdrawal Provisions ...........................................     9
Part 8 - Death Benefits ..................................................    11
Part 9 - Contract Maturity ...............................................    13
Part 10 - Annuity Payments ...............................................    13
Part 11 - Annuity Options ................................................    15
Part 12 - General Provisions .............................................    15
Part 13 - Contract Termination ...........................................    17

INTRODUCTION

This is an individual flexible payment deferred variable annuity contract. This Contract provides that, prior to the Annuity Commencement Date, the Contract Value will accumulate on a variable basis. You allocate Payments among one or more Investment Options. The initial Investment Options are identified on the Specifications Pages. The Contract Value will vary with the investment performance of your Investment Account. Subject to the provisions of the Contract, you may take withdrawals and transfer amounts among the Investment Options.

After the Annuity Commencement Date, Annuity Payments may be either fixed or variable, or a combination of fixed and variable. If you select Annuity Payments on a variable basis, the payment amount will vary with the investment performance of the Variable Account.

If the Owner (Annuitant if the Owner is not an individual) dies while this Contract is in effect prior to the Annuity Commencement Date, we will pay a Death Benefit to the Beneficiary upon receipt of all required claim forms and proof of death of the Owner at the Annuities Service Center.

VENTURE-L.11-NY                                                           SAMPLE

                                                             Specifications Page

TYPE OF CONTRACT:     [Qualified]     CONTRACT DATE:                [06/15/2011]
CONTRACT NUMBER:      [000000005]     ISSUE STATE:                            NY
OWNER:              [John X. Doe]     OWNER'S AGE & SEX:             [55] [Male]
ANNUITANT:          [John X. Doe]     ANNUITANT'S AGE & SEX:         [55] [Male]
[CO-OWNER:]                   [ ]     [CO-OWNER'S AGE & SEX:]            [ ] [ ]
[CO-ANNUITANT:]               [ ]     [CO-ANNUITANT'S AGE & SEX:]        [ ] [ ]

PLAN [VENTURE 4 Series]

FEES AND CHARGES

CONTRACT ASSET FEE    [1.70%]
ANNUAL CONTRACT FEE                                                Electronic-Delivery of Financial
                         Owner Elects Electronic Delivery of         Transaction Confirmations is
                          Financial Transaction Confirmations            Not Elected by Owner
                      ------------------------------------------   ---------------------------------
                                         [$0]                                    [$50]
[RIDER FEE(S)         See Optional Riders section on page S.[4]]

PAYMENT LIMITS

PAYMENT LIMITS                        -    Minimum Additional Payment Amount:
                                           [$30]

                                      -    Total Additional Payments: [$100,000]

                                      -    Maximum Amount: [$1,000,000]


VENTURE-L.11-NY                       S.1                                 SAMPLE

LIMITS--TRANSFERS AND AMOUNT OF PARTIAL WITHDRAWALS

TRANSFER CHARGES AND LIMITATIONS--    -    Minimum Transfer Amount: $300
BEFORE ANNUITY COMMENCEMENT
DATE                                  -    Minimum Investment Account Value:
                                           $100

                                      -    Number of Transfers Per Contract
                                           Year: two per month

                                      -    Transfer Charge: the lesser of $25 or
                                           2% of the amount of each transfer in
                                           excess of 12 per Contract Year

TRANSFER LIMITATIONS - ON OR AFTER    -    Number of Transfers Per Contract
ANNUITY COMMENCEMENT DATE                  Year: 4

LIMITATIONS ON AMOUNT OF              -    Minimum Amount of Partial Withdrawal:
PARTIAL WITHDRAWALS                        [$300]

                                      -    Minimum Investment Account Balance:
                                           $100

                                      -    Minimum Remaining Contract Value:
                                           $1,000

WITHDRAWALS CHARGES

TABLE OF WITHDRAWAL CHARGES             Number of Complete Years     Withdrawal Charge
                                      Payment has been in Contract       Percentage
                                      ----------------------------   -----------------
                                                    0                        8%
                                                    1                        7%
                                                    2                        6%
                                                    3                        5%
                                                    4+                       0%

                                      [Withdrawal Charges will be waived for any contract issued to an employee of the Company.]

INITIAL ALLOCATION OF NET PAYMENT (See Following Page for All Available Investment Options)

INITIAL PAYMENT                       [$100,000.00]

[DCA ACCOUNT OPTIONS:]                [INITIAL INTEREST RATE]   [INITIAL GUARANTEE PERIOD EXPIRES]
[6 Month DCA Account]   [25.00%]              [1.00%]                      [12/15/2011]

[THE INTEREST RATE FOR THE DCA ACCOUNT OPTION ABOVE MAY CONTAIN AN ENHANCEMENT THAT MAY NOT BE PROVIDED IN SUBSEQUENT GUARANTEE PERIODS.]

VARIABLE INVESTMENT OPTIONS:
[Lifestyle Balanced PS]               [75.00%]
TOTAL                                 100.00%


VENTURE-L.11-NY                        S.2                                SAMPLE

AVAILABLE INVESTMENT OPTIONS

VARIABLE ACCOUNT: JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK SEPARATE ACCOUNT A

VARIABLE INVESTMENT OPTIONS:

[Lifestyle Balanced]
[Lifestyle Balanced PS]
[Lifestyle Conservative]
[Lifestyle Conservative PS]
[Lifestyle Growth]
[Lifestyle Growth PS]
[Lifestyle Moderate]
[Lifestyle Moderate PS]
[Ultra Short Term Bond]

DOLLAR COST AVERAGING (DCA) ACCOUNT INVESTMENT OPTIONS:

6 Month DCA Account
[6 Month DCA Not Currently Available] NO6MODCA03


12 Month DCA Account
[12 Month DCA Not Currently Available] NO12MODCA03


VENTURE-L.11-NY                        S.3                                SAMPLE

OPTIONAL RIDERS

[ENHANCED DEATH BENEFIT RIDER: MARKETING NAME]

- [Rider Date:]                       [06/15/2011]

- [Rider Fee Percentage:]             [0.30%]

- [Total Asset Fee Percentage         [2.00%]
  (Contract Asset Fee from Pg S.1 +
  Rider Fee Percentage):]

[GUARANTEED MINIMUM WITHDRAWAL BENEFIT RIDER: MARKETING NAME]

- [Rider Date:]                       [06/15/2011]

- [Maximum Rider Fee Percentage:]     [1.50%]

ANNUITY BENEFITS

MATURITY DATE:                        [10/25/2046]

ANNUITY OPTION:                       Life 10-Year Certain

ANNUITY PAYMENTS -- GENERAL           The rates for Annuity Payments are
INFORMATION                           determined based on:

                                      -    Mortality Table: Annuity 2000 Table
                                           projected from 2002 to date of
                                           annuitization at Scale G, 100% female
                                           blend

                                      -    Fixed Annuity Payment Interest Rate:
                                           1.00% interest per year

                                      -    Variable Annuity Payment Assumed
                                           Interest Rate: 1.00%

                                      The amount of each Annuity Payment will
                                      depend upon the age of the Annuitant, the Co-Annuitant, if any, or other payee.


VENTURE-L.11-NY                        S.4                                SAMPLE

                         AMOUNT OF FIRST MONTHLY PAYMENT
                           PER $1000 OF CONTRACT VALUE
                          FOR AN ANNUITANT BORN IN 1952

                             OPTION 1: LIFE ANNUITY

Option 1(A): Non-Refund    Option 1(B): 10 Year Certain
-----------------------    ----------------------------
 Age of                     Age of
Annuitant                  Annuitant
---------                  ---------
   55        N/A               55            N/A
   60       3.08               60           3.06
   65       3.50               65           3.47
   70       4.07               70           3.99
   75       4.85               75           4.66
   80       5.91               80           5.46
   85       7.40               85           6.35

                    OPTION 2: JOINT AND SURVIVOR LIFE ANNUITY

Option 2(A): Non-Refund

                         Age of Co-Annuitant
            ----------------------------------------------
  Age of    10 Years   5 Years   Same   5 Years   10 Years
Annuitant    Younger   Younger    Age    Older      Older
---------   --------   -------   ----   -------   --------
   55           N/A       N/A     N/A      N/A       N/A
   60          2.29      2.46    2.62     2.77      2.88
   65          2.51      2.72    2.93     3.11      3.26
   70          2.78      3.05    3.33     3.57      3.77
   75          3.13      3.49    3.86     4.19      4.45
   80          3.59      4.08    4.58     5.03      5.38
   85          4.22      4.88    5.57     6.17      6.62

Option 2(B): 10 Year Certain

                            Age of Co-Annuitant
            ----------------------------------------------
  Age of    10 Years   5 Years   Same   5 Years   10 Years
Annuitant    Younger   Younger    Age    Older      Older
---------   --------   -------   ----   -------   --------
   55          N/A       N/A      N/A      N/A       N/A
   60         2.29      2.46     2.62     2.77      2.88
   65         2.51      2.72     2.93     3.11      3.26
   70         2.78      3.05     3.32     3.57      3.75
   75         3.13      3.49     3.85     4.16      4.40
   80         3.58      4.06     4.53     4.93      5.20
   85         4.18      4.80     5.38     5.83      6.12

Monthly installments for ages not shown and other years of birth will be furnished on request.


VENTURE-B.11-NY                         S.5                               SAMPLE

BENEFICIARY INFORMATION

[Jane Doe]

DISCLOSURES

PURSUANT TO SECTION 3 OF THE FEDERAL DEFENSE OF MARRIAGE ACT ("DOMA"), SAME SEX-MARRIAGES, DOMESTIC PARTNERSHIPS AND CIVIL UNIONS CURRENTLY ARE NOT RECOGNIZED FOR PURPOSES OF FEDERAL LAW. THEREFORE, THE FAVORABLE INCOME-DEFERRAL OPTIONS AFFORDED BY FEDERAL TAX LAW TO AN OPPOSITE-SEX SPOUSE UNDER INTERNAL REVENUE CODE SECTIONS 72(S) AND 401(A)(9) ARE CURRENTLY NOT AVAILABLE TO A SAME-SEX SPOUSE, DOMESTIC PARTNER OR CIVIL UNION PARTNER. SAME-SEX SPOUSES, DOMESTIC PARTNERS OR CIVIL UNION PARTNERS WHO OWN OR ARE CONSIDERING THE PURCHASE OF ANNUITY PRODUCTS THAT PROVIDE BENEFITS BASED UPON STATUS AS A SPOUSE SHOULD CONSULT A TAX ADVISOR. TO THE EXTENT THAT AN ANNUITY CONTRACT ACCORDS TO SPOUSES OTHER RIGHTS OR BENEFITS THAT ARE NOT AFFECTED BY DOMA, SAME-SEX SPOUSES, DOMESTIC PARTNERS AND CIVIL UNION PARTNERS RECOGNIZED BY THE ISSUE STATE REMAIN ENTITLED TO SUCH RIGHTS OR BENEFITS TO THE SAME EXTENT AS ANY ANNUITY HOLDER'S SPOUSE.

[THIS PLAN IS INTENDED TO QUALIFY UNDER THE INTERNAL REVENUE CODE FOR TAX-FAVORED STATUS. LANGUAGE CONTAINED IN THIS CONTRACT REFERRING TO FEDERAL TAX STATUS OR RULES IS INFORMATIONAL AND INSTRUCTIONAL. PLEASE SEEK THE ADVICE OF YOUR OWN TAX ADVISOR REGARDING YOUR INDIVIDUAL TAX TREATMENT.]


VENTURE-L.11-NY                        S.6                                SAMPLE

PART 1                                DEFINITIONS

WE AND YOU                            "We", "us" and "our" means the Company. "You" or "your"
                                      means the Owner of this Contract.

ACCUMULATION UNIT                     A unit of measure that is used to calculate the value of
                                      the Variable Account of this Contract before the Annuity
                                      Commencement Date.

ANNUITANT                             Any individual person or persons whose life is used to
                                      determine the duration of Annuity Payments involving life
                                      contingencies. The Annuitant is as designated on the
                                      Specifications Pages, unless changed.

ANNUITIES SERVICE CENTER              Any office designated by us for the receipt of Payments
                                      and processing of Owner requests.

ANNUITY COMMENCEMENT DATE             The date Annuity Payments begin. This date may not be
                                      earlier than six months following the Contract Date or
                                      later than the Maturity Date. Annuity Payments may not be
                                      scheduled under the Contract to begin earlier than 12
                                      months from the Contract Date.

ANNUITY OPTION                        The method selected by you for Annuity Payments made by
                                      us.

ANNUITY PAYMENT(S)                    Payment(s) by us to you, in accordance with the Annuity
                                      Option elected under the terms of this Contract.

ANNUITY UNIT                          A unit of measure that is used after the Annuity
                                      Commencement Date to calculate Variable Annuity payments.

BENEFICIARY                           The person, persons or entity to whom certain benefits are payable following the death of an Owner, or in certain
                                      circumstances, an Annuitant. For purposes of section 72(s)
                                      of the Internal Revenue code, the "designated beneficiary"
                                      under the Contract shall be the individual who is entitled to receive the amounts payable on death of an Owner, or if any Owner is not an individual, on any change in, or death of, of an Annuitant

BUSINESS DAY                          Any date on which the New York Stock Exchange is open for
                                      business and the net asset value of a Portfolio is
                                      determined.

COMPANY                               The insurance company named on the first page of this
                                      Contract (or any successor insurance company named by
                                      endorsement to this Contract) that will pay benefits in
                                      accordance with this Contract.

CONTRACT ANNIVERSARY                  The annual anniversary of the Contract beginning twelve
                                      months from the Contract Date and each year thereafter.

CONTRACT DATE                         The date of issue of this Contract as designated on the
                                      Specifications Pages.

CONTRACT VALUE                        The total of your Investment Account Values.

CONTRACT YEAR                         The period of time measured twelve consecutive months from the Contract Date or any Contract Anniversary thereafter.

CONTINGENT BENEFICIARY                The person, persons or entity who becomes entitled to
                                      receive the Contract proceeds if all Beneficiaries die
                                      before the Owner dies.


VENTURE-L.11-NY                       1                                   SAMPLE

ENDORSEMENT                           An Endorsement modifies the contract to which it is
                                      attached. Endorsements must be signed by an officer of the
                                      Company in order to be effective.

FIXED ANNUITY                         An Annuity Option with payments which are predetermined
                                      and guaranteed as to dollar amount.

GOOD ORDER                            The standard we apply when we determine whether an
                                      instruction is satisfactory. An instruction will be
                                      considered in Good Order if it is received at our
                                      Annuities Service Center: (a) in a manner that is
                                      satisfactory to us such that it is sufficiently complete
                                      and clear that we do not need to exercise any discretion
                                      to follow such instruction and complies with all relevant
                                      laws and regulations and Company requirements; (b) on
                                      specific forms, or by other means we then permit (such as
                                      via telephone or electronic submission); and/or (c) with
                                      any signatures and dates we may require. We will notify
                                      you if an instruction is not in Good Order.

INTERNAL REVENUE CODE (IRC)           The Internal Revenue Code of 1986, as amended from time to time, and any successor statute of similar purpose.

INVESTMENT ACCOUNT                    An account established by us which represents your
                                      interest in an Investment Option prior to the Annuity
                                      Commencement Date.

INVESTMENT ACCOUNT VALUE              The value of your investment in an Investment Account.

INVESTMENT OPTIONS                    The Subaccount(s) of the Variable Account. The Investment
                                      Options available under this Contract at issue are shown
                                      on the Specifications Pages.

MATURITY DATE                         The latest date on which annuity benefits may commence. It is the date listed on the Specifications Pages, unless
                                      changed. Any extension of the maximum Maturity Date beyond age 90 of the oldest Annuitant or the 10th Conract Year
                                      will be subject to the laws and regulations then in effect and our prior approval.

NET PAYMENT                           The Payment less the amount of premium tax, if any,
                                      deducted from the Payment.

NET SURRENDER VALUE                   The Surrender Value less any amount withheld by us for
                                      income taxes.

NON-QUALIFIED CONTRACTS               Contracts which are not issued under Qualified Plans.

OWNER                                 The person, persons or entity entitled to the ownership
                                      rights under this Contract. The Owner is as designated on
                                      the Specifications Pages, unless changed.

PORTFOLIO                             The investment choices available to the Variable Account.

PAYMENT                               An amount paid to us by you as consideration for the
                                      benefits provided by this Contract.

QUALIFIED CONTRACTS                   Contracts issued under Qualified Plans.

QUALIFIED PLANS                       Retirement plans which receive favorable tax treatment
                                      under sections 401, 403, 408 or 457, of the Internal
                                      Revenue Code of 1986, as amended.

RIDER                                 A rider provides an optional benefit, which may result in
                                      an additional charge to the Contract. A rider supplements
                                      the contract to which it is attached. Riders must be
                                      signed by an officer of the Company in order to be
                                      effective.


VENTURE-L.11-NY                       2                                   SAMPLE

SEPARATE ACCOUNT                      A segregated account of the Company that is not commingled with our general assets and obligations.

SUBACCOUNT(S)                         A division of the Variable Account. Each Subaccount is
                                      invested in shares of a different Portfolio.

SURRENDER VALUE                       The Contract Value on any Valuation Date, less, if
                                      applicable, any contract fees, any rider charges, any
                                      deduction for premium taxes or similar taxes, and any
                                      Withdrawal Charge.

VALUATION PERIOD                      Any period from one Business Day to the next, measured
                                      from the time on each such day that the net asset value of each Portfolio is determined.

VARIABLE ACCOUNT                      The Company's Separate Account as shown on the
                                      Specifications Pages.

VARIABLE ANNUITY                      An Annuity Option with payments which: (1) are not
                                      predetermined or guaranteed as to dollar amount; and (2)
                                      vary in relation to the investment experience of one or
                                      more specified variable Subaccounts.

WITHDRAWAL AMOUNT                     The amount deducted from the Contract Value when you take
                                      a withdrawal. This amount is the total of the amount paid
                                      to you plus the following, if applicable: any contract
                                      fees, any rider charges, any deduction for premium taxes
                                      or similar taxes, any amount for income taxes resulting
                                      from the withdrawal, and any Withdrawal Charges. The
                                      Withdrawal Amount may not exceed the Contract Value.

WRITTEN REQUEST                       A notice provided in a form acceptable to Us based on the
                                      type of request and received in Good Order at our
                                      Annuities Service Center.


VENTURE-L.11-NY                       3                                   SAMPLE

PART 2                                PARTIES TO THE CONTRACT

OWNER                                 Before the Annuity Commencement Date, the Owner of this
                                      Contract shall be the person, persons or entity designated on the Specifications Pages or the latest change filed
                                      with us. A co-Owner is not permitted under this Contract
                                      if any Owner is an entity. On the Annuity Commencement
                                      Date the Annuitant will become the Owner of this Contract, unless the Owner is a trust or custodian. If amounts
                                      become payable to the Beneficiary under this Contract, the
                                      Beneficiary becomes the Owner of this Contract. Unless
                                      indicated otherwise, references to the Owner will also
                                      include the co-Owner.

ANNUITANT                             The Annuitant is the person designated as such on the
                                      Specifications Pages or the latest change filed with us.
                                      If you name more than one Annuitant, the second Annuitant
                                      is referred to as the co-Annuitant. Unless indicated
                                      otherwise, references to the Annuitant will also include
                                      the co-Annuitant.

BENEFICIARY                           The Beneficiary is as designated on the Specifications
                                      Pages, unless changed. However, if there is a surviving
                                      Owner, that person will be treated as the Beneficiary. If
                                      no such Beneficiary is living, the Beneficiary is the
                                      Contingent Beneficiary. If no Beneficiary or Contingent
                                      Beneficiary is living, the Beneficiary is the estate of
                                      the deceased Owner.

CHANGE OF OWNER, ANNUITANT,           Subject to the rights of an irrevocable Beneficiary, you
BENEFICIARY                           may change the Owner, Annuitant, or Beneficiary by Written
                                      Request. Any change will take effect on the date the
                                      request is signed. Any change of Owner or Annuitant is
                                      subject to our issue age limitations based on age at the
                                      date of the change. The Annuitant may not be changed after the Annuity Commencement Date. You need not send us the
                                      Contract unless we request it. We will not be liable for
                                      any payments or actions we take before the Written Request is received.

                                      The addition of any Owner may result in the resetting of
                                      the Guaranteed Minimum Death Benefit to an amount equal
                                      to the Contract Value as of the date of such change. For
                                      purposes of subsequent calculations of the Guaranteed
                                      Minimum Death Benefit, we will treat the Contract Value
                                      on the date of the change as a Payment made on that date.
                                      In addition, all anniversary values, all Payments made
                                      and all amounts deducted in connection with partial
                                      withdrawals prior to the date of the addition of the
                                      Owner will not be considered in the determination of the
                                      Guaranteed Minimum Death Benefit.

                                      If any Annuitant is changed and any Owner is not an
                                      individual, the entire interest in the Contract must be
                                      distributed to the Owner within five years of the change.

ASSIGNMENT                            You may assign this Contract, except as otherwise
                                      provided, at any time prior to the Annuity Commencement
                                      Date. No assignment will be binding on us unless it is in
                                      the form of a Written Request. We will not be liable for
                                      any payments made or actions we take before the assignment is received by us. An absolute assignment will revoke the
                                      interest of any revocable Beneficiary. We will not be
                                      responsible for the validity of any assignment.

                                      If this Contract is issued in a Qualified Plan, this
                                      Contract is subject to assignment restrictions for Federal
                                      Income Tax purposes. In such event, this Contract shall
                                      not be sold, assigned, discounted, or pledged as
                                      collateral for a loan or as security for the performance
                                      of an obligation or for any other purpose, to any person
                                      other than us.


VENTURE-L.11-NY                       4                                   SAMPLE

PART 3                                PAYMENTS

GENERAL                               The Contract is not effective until the Initial Payment is received by us at our Annuities Service Center or such
                                      other place designated by us. All Payments under this
                                      Contract are payable at our Annuities Service Center or
                                      such other place as we may designate.

PAYMENT LIMITS                        The Initial Payment is shown on the Specifications Pages.
                                      Each additional Payment must be at least equal to the
                                      Minimum Additional Payment Amount shown on the
                                      Specifications Pages. No additional payment will be
                                      accepted, without our prior approval, after the first
                                      Contract Year that causes the total of all additional
                                      Payments received after the first Contract Year to exceed
                                      the Total Additional Payments amount shown on the
                                      Specifications Pages. If a Payment would cause the
                                      Contract Value on the date of such Payment to exceed the
                                      Maximum Amount shown on the Specifications Pages, or the
                                      Contract Value on the date of such Payment already exceeds the Maximum Amount, no additional Payments will be
                                      accepted without our prior approval.

ALLOCATION OF NET PAYMENTS            When we receive Payments, the Net Payments will be
                                      allocated among Investment Options in accordance with the
                                      allocation percentages shown on the Specifications Pages.
                                      You may change the allocation of subsequent Net Payments
                                      at any time, without charge, by Written Request.


VENTURE-L.11-NY                       5                                   SAMPLE

PART 4                                FEES AND DEDUCTIONS

CONTRACT ASSET FEE                    To compensate us for assuming mortality and expense risks, and administration expenses, we deduct from each variable
                                      Investment Option a fee each Valuation Period at an annual rate set forth on the Specifications Pages. A portion of
                                      this Asset Fee may also be used to reimburse us for
                                      distribution expenses. This fee is reflected in the Net
                                      Investment Factor used to determine the value of
                                      Accumulation Units and Annuity Units of the Contract.

ANNUAL CONTRACT FEE                   To compensate us for assuming administration expenses, we
                                      charge an Annual Contract Fee as set forth on the
                                      Specifications Pages. Prior to the Annuity Commencement
                                      Date, the Annual Contract Fee is deducted on each Contract
                                      Anniversary. We withdraw the Annual Contract Fee from each
                                      Investment Option in the same proportion that the value of the Investment Accounts of each Investment Option bears to the Contract Value. If the Contract Value is totally
                                      withdrawn on any date other than the Contract Anniversary, we will deduct the total amount of the Annual Contract Fee from the amount paid. After the Annuity Commencement Date, we deduct the Annual Contract Fee on a pro rata basis from each Annuity Payment.

TAXES                                 We reserve the right to charge certain taxes against your
                                      Payments (either at the time of payment or liquidation due to withdrawals, annuitization or death benefit), or
                                      against the Contract Value, Death Benefit proceeds, or
                                      Annuity Payments, as appropriate. Such taxes may include
                                      premium taxes or other taxes levied by any government
                                      entity which we, in our sole discretion, determine have
                                      resulted from the establishment or maintenance of the
                                      Variable Account, or from the receipt by us of Payments,
                                      or from the issuance of this Contract, or from the
                                      commencement or continuance of Annuity Payments under this
                                      Contract.

RIDER FEE(S)                          We charge an additional fee to compensate us for the
                                      additional benefits provided by any optional benefit
                                      riders elected by you. The Rider Fee for each rider you
                                      elect is shown on the Specifications Pages or in the
                                      Rider. Rider Fees are deducted as described in the
                                      applicable benefit Rider issued by us.

PART 5                                VARIABLE ACCOUNT PROVISIONS

INVESTMENT ACCOUNT                    We will establish a separate Investment Account for you
                                      for each variable Investment Option to which you allocate
                                      amounts. The Investment Account represents the number of
                                      your Accumulation Units in an Investment Option.

INVESTMENT ACCOUNT VALUE              The Investment Account Value of an Investment Account is
                                      determined by (a) times (b) where:

                                      (a)  equals the number of Accumulation Units credited to
                                           the Investment Account; and;

                                      (b)  equals the value of the appropriate Accumulation
                                           Unit.

ACCUMULATION UNITS                    We will credit Net Payments to your Investment Accounts in the form of Accumulation Units. The number of Accumulation
                                      Units we will credit to each Investment Account of the
                                      Contract will be determined by dividing the Net Payment
                                      allocated to that Investment Account by the Accumulation
                                      Unit value for that Investment Account.
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                                      Accumulation Units will be adjusted for any transfers and
                                      will be canceled on payment of a death benefit,
                                      withdrawal, maturity or assessment of certain charges
                                      based on their value for the Business Day on which such
                                      transaction occurs.

VALUE OF ACCUMULATION UNIT            We will determine the Accumulation Unit value for a
                                      particular Investment Account for any Business Day by
                                      multiplying the Accumulation Unit value for the
                                      immediately preceding Business Day by the net investment
                                      factor for the Valuation Period for which the value is
                                      being determined. The value of an Accumulation Unit may
                                      increase, decrease or remain the same from one Business
                                      Day to the next.

NET INVESTMENT FACTOR                 The net investment factor is an index that measures the
                                      investment performance of a Subaccount from one Business
                                      Day to the next (" the Valuation Period"). The net
                                      investment factor for any Valuation Period is determined
                                      by dividing (a) by (b) and subtracting (c) from the result where:

                                      (a)  is the net result of:

                                           (i)  the net asset value per share of a Portfolio
                                                share held in the Subaccount determined as of
                                                the end of the current Valuation Period, plus

                                           (ii) the per share amount of any dividend or capital
                                                gain distributions made by the Portfolio on
                                                shares held in the Subaccount and received
                                                during the current Valuation Period; and

                                      (b)  is the net asset value per share of a Portfolio share held in the Subaccount determined as of the end of
                                           the immediately preceding Valuation Period; and

                                      (c)  is the Contract Asset Fee shown on the Specifications
                                           Pages divided by 365 and multiplied by the number of
                                           calendar days in the Valuation Period.

                                      The net investment factor may be greater or less than, or
                                      equal to, one.

ADDITION, DELETION, SUBSTITUTION      We reserve the right, subject to prior approval of the New
OR RESTRICTION OF INVESTMENT          York Superintendent of Insurance and in compliance with
OPTIONS                               applicable law, to make additions to, deletions from, or
                                      substitutions for the Portfolio shares that are held by
                                      the Variable Account or that the Variable Account may
                                      purchase. We reserve the right to eliminate the shares of
                                      any of the eligible Portfolios and to substitute shares of another Portfolio. We will not substitute any shares
                                      attributable to your interest in a Subaccount without
                                      notice to you and prior approval of the Securities and
                                      Exchange Commission to the extent required by the
                                      Investment Company Act of 1940. Nothing contained herein
                                      shall prevent the Variable Account from purchasing other
                                      securities for other series or classes of contracts, or
                                      from effecting a conversion between shares of another
                                      open-end investment company.

                                      We reserve the right, subject to prior approval of the New
                                      York Superintendent of Insurance and in compliance with
                                      applicable law, to establish additional Subaccounts which
                                      would invest in shares of a new Portfolio. We also reserve the right to eliminate existing Subaccounts, to restrict
                                      or prohibit additional allocations to a Subaccount, to
                                      combine Subaccounts or to transfer assets in a Subaccount
                                      to another Separate Account established by us or an
                                      affiliated company. In the event of any such substitution
                                      or change, we may, by appropriate endorsement, make such
                                      changes in this and other Contracts as may be necessary or appropriate to reflect such substitutions or change. If
                                      deemed by us to be in the best interests of persons having voting rights under the Contracts, the Variable Account
                                      may be operated as a management company under the
                                      Investment Company Act of 1940 or it may be de-registered
                                      under such Act in the event such registration is no longer required.
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INSULATION                            The portion of the assets of the Variable Account equal to the reserves and other contract liabilities with respect
                                      to such account shall not be charged with liabilities
                                      arising out of any other business we may conduct.
                                      Moreover, the income, gains and losses, realized or
                                      unrealized, from assets allocated to the Variable Account
                                      shall be credited to or charged against such account
                                      without regard to our other income, gains or losses.

SEPARATE ACCOUNT ASSETS               We will maintain, in the Separate Account, assets with a
                                      value at least equal to the amounts accumulated in
                                      accordance with the terms of the applicable agreements
                                      with respect to the Separate Account and the reserves for
                                      annuities, in the course of payment that vary with the
                                      investment experience of the Separate Account.

PART 6                                TRANSFERS

TRANSFERS BEFORE ANNUITY              While this Contract is in effect prior to the Annuity
COMMENCEMENT DATE                     Commencement Date, you may transfer amounts among the
                                      Investment Accounts of the Contract, subject to the
                                      limitations below. Amounts will be canceled from the
                                      Investment Accounts from which amounts are transferred and credited to the Investment Account to which amounts are
                                      transferred. We will effect such transfers so that the
                                      Contract Value on the date of transfer will not be
                                      affected by the transfer.

                                      You must transfer at least the Minimum Transfer Amount
                                      shown on the Specifications Pages or, if less, the entire
                                      amount in the Investment Account each time you make a
                                      transfer. If, after the transfer, the amount remaining in
                                      the Investment Account from which the transfer is made is
                                      less than Minimum Investment Account Value shown on the
                                      Specifications Pages, then we will transfer the entire
                                      amount instead of the requested amount.

                                      We limit the number of transfers you may make each
                                      Contract Year among each Variable Investment Option as
                                      shown in the Transfers Before Annuity Commencement Date
                                      section on the Specifications Pages.

                                      We do not impose a charge for the first 12 transfers in a
                                      Contract Year. For each additional transfer during a
                                      Contract Year, the Transfer Charge is shown on the
                                      Specifications Pages.

TRANSFERS ON OR AFTER ANNUITY         Once variable Annuity Payments have begun, you may
COMMENCEMENT DATE                     transfer all or part of the investment upon which your
                                      variable Annuity Payments are based from one Subaccount to another. To do this, we will convert the number of
                                      variable Annuity Units you hold in the Subaccount from
                                      which you are transferring to a number of variable Annuity
                                      Units of the Subaccount to which you are transferring so
                                      that the next Annuity Payment, if it were made at that
                                      time, would be the same amount that it would have been
                                      without the transfer. After the transfer, the variable
                                      Annuity Payments will reflect changes in the values of
                                      your new variable Annuity Units. You must give us notice
                                      at least 30 days before the due date of the first variable
                                      Annuity Payment to which the transfer will apply.

                                      We reserve the right, upon notice, to limit the number of
                                      transfers that can be made after variable annuity
                                      payments have begun. If such a limit is imposed, the
                                      number of transfers per Contract Year will be no less
                                      than the Minimum Number of Transfers Per Contract Year
                                      shown in the Transfers On Or After Annuity Commencement
                                      Date section on the Specifications Pages.
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                                      After the Annuity Commencement Date, transfers will not be allowed from a fixed to a variable Annuity Option, or from a variable to a fixed Annuity Option.

DEFERRAL, MODIFICATION OR             We reserve the right to defer, modify or terminate the
TERMINATION OF TRANSFER PRIVILEGE     transfer privilege at any time that we are unable to
                                      purchase or redeem shares of the Portfolios. Transfer
                                      charges and limitations are identified above and in the
                                      Suspension of Payments provision in the Withdrawals
                                      Provisions section.

PART 7                                WITHDRAWAL PROVISIONS

PAYMENTS OF WITHDRAWALS               You may withdraw part or all of the Surrender Value, at
                                      any time before the earlier of the death of an Owner, the
                                      Annuity Commencement Date or the Maturity Date, by sending us a Written Request. We will pay all withdrawals within
                                      seven days of receipt at the Annuities Service Center
                                      subject to postponement in certain circumstances, as
                                      specified below.

TOTAL WITHDRAWAL                      Upon receipt of your request to withdraw the entire
                                      Contract Value, we will terminate the Contract and pay you the Net Surrender Value.

PARTIAL WITHDRAWAL                    If you request to withdraw an amount less than the
                                      Surrender Value, we will pay you the amount requested and
                                      deduct the Withdrawal Amount from the Contract Value.
                                      Unless you specify the amount to be withdrawn from each
                                      Investment Option, the Withdrawal Amount will be withdrawn from each Investment Option on a pro rata basis.

                                      Partial withdrawals will reduce the Death Benefit, as
                                      described in the Death Benefit section.

FREQUENCY AND AMOUNT OF PARTIAL       You may make as many partial withdrawals as you wish.
WITHDRAWALS                           Limitations on the amount of partial withdrawals are as
                                      follows.

                                      (a)  Any withdrawal from an Investment Account must be at
                                           least equal to the Minimum Amount of Partial
                                           Withdrawal shown on the Specifications Pages or the
                                           entire balance in the Investment Account, if less.

                                      (b)  If after the withdrawal, the amount remaining in the
                                           Investment Account is less than the Minimum
                                           Investment Account Balance shown on the
                                           Specifications Pages, then we will consider the
                                           withdrawal request to be a request for withdrawal of
                                           the entire amount held in the Investment Account.

                                      (c)  If a partial withdrawal reduces the Contract Value to less than the Minimum Remaining Contract Value shown
                                           on the Specifications Pages, or if the amount
                                           requested is greater than or equal to the amount
                                           available as a total withdrawal, then we will treat
                                           the partial withdrawal as a total withdrawal of the
                                           Contract Value.

SUSPENSION OF PAYMENTS                We may defer the right of withdrawal from, or postpone the date of payments from, the variable Investment Accounts
                                      for any period when: (1) the New York Stock Exchange is
                                      closed (other than customary weekend and holiday
                                      closings); (2) trading on the New York Stock Exchange is
                                      restricted; (3) an emergency exists as a result of which
                                      disposal of securities held in the Variable Account is not reasonably practicable or it is not reasonably practicable to determine the value of the Variable Account's net
                                      assets; or (4) the Securities and Exchange Commission, by
                                      order, so permits for the protection of security holders;
                                      provided that applicable rules and regulations of the
                                      Securities and Exchange Commission
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                                      shall govern as to whether the conditions described in (2)
                                      and (3) exist.

WITHDRAWAL CHARGE                     If a withdrawal is made from the Contract we may assess a
                                      Withdrawal Charge against Payments. The amount of the
                                      Withdrawal Charge and when it is assessed is discussed
                                      below.

                                      (a)  A Free Withdrawal Amount may be withdrawn free of a
                                           Withdrawal Charge. The Free Withdrawal Amount is the
                                           greater of:

                                           (i)  Earnings, which for purposes of these Withdrawal
                                                Charge provisions, means the excess of the
                                                Contract Value on the date of withdrawal over
                                                the unliquidated Payments; or

                                           (ii) the excess of a. over b. where

                                                     a.   equals 10% times the total Payments;
                                                          and

                                                     b.   equals 100% of all prior partial
                                                          withdrawals in that Contract Year.

                                      (b)  Amounts will be withdrawn from the Contract in the
                                           following order for purposes of calculating the
                                           Withdrawal Charge:

                                           (i)  Earnings; then

                                           (ii) any Free Withdrawal Amount in excess of
                                                Earnings; then

                                           (iii) Payments not previously liquidated, in the
                                                order such Payments were received.

                                      (c)  Payments are liquidated when the Withdrawal Amount
                                           exceeds Earnings. The amount of Payments liquidated
                                           equals

                                           (i)  the lesser of the Withdrawal Amount or the total
                                                unliquidated Payments; minus

                                           (ii) Earnings.

                                      (d)  A total withdrawal will liquidate all unliquidated
                                           Payments. Any Payments liquidated may be subject to a
                                           Withdrawal Charge based on the length of time the
                                           Payment has been in the Contract. The Withdrawal
                                           Charge is determined by multiplying the amount of the
                                           Payment being liquidated by the applicable Withdrawal
                                           Charge percentage obtained from the table shown on
                                           the Specifications Pages.

                                      (e)  The total Withdrawal Charge will be the sum of the
                                           Withdrawal Charges for the Payments being liquidated.

WAIVER OF WITHDRAWAL CHARGE           A Withdrawal Charge is not applied if the withdrawal is:

                                      (a)  payment of the Death Benefit; or

                                      (b)  due to the application of the Contract Value to an
                                           Annuity Option; or

                                      (c)  taken at the Maturity Date of the Contract; or

                                      (d)  a distribution required to satisfy Federal Income Tax minimum distribution requirements that apply to this
                                           Contract; or

                                      (e)  a withdrawal guaranteed under certain riders attached to the Contract, as specified in the rider.
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PART 8                                DEATH BENEFITS

DEATH BENEFIT BEFORE ANNUITY          Prior to the Maturity Date or Annuity Commencement Date,
COMMENCEMENT DATE                     if earlier, we will determine the Death Benefit as of the
                                      date on which written notice and proof of death and all
                                      required claim forms are received in Good Order at the
                                      Company's Annuities Service Center as follows:

                                      The Death Benefit will be determined as the greater of the
                                      Contract Value or the Guaranteed Minimum Death Benefit.

                                      The Guaranteed Minimum Death Benefit is the sum of all
                                      Payments made, less any amount deducted in connection with partial withdrawals. For purposes of calculating the
                                      Guaranteed Minimum Death Benefit, the amount deducted in
                                      connection with partial withdrawals will be equal to (i)
                                      times (ii), where (i) is equal to the Guaranteed Minimum
                                      Death Benefit prior to the withdrawal, and (ii) is equal
                                      to the amount of the partial withdrawal divided by the
                                      Contract Value prior to the partial withdrawal.

                                      We will permit the Owner to limit the Death Benefit
                                      option(s) to be offered any named Beneficiary, if the
                                      Owner provides written notice to the Company prior to
                                      death and the desired option(s) is one provided for in
                                      this Contract.

                                      Death benefit distributions prior to the Annuity
                                      Commencement Date are governed by Internal Revenue Code
                                      Section 72(s). Pursuant to Section 72(s) any reference in
                                      this provision to "spouse" means a spouse as defined in
                                      federal law.

                                      DEATH OF ANNUITANT: On the death of the last surviving
                                      Annuitant, the Owner becomes the new Annuitant, if the
                                      Owner is an individual. If the Owner is not an individual
                                      the death of any Annuitant is treated as the death of an
                                      Owner and the Death Benefit will be determined by
                                      substituting the Annuitant for the Owner as described
                                      below.

                                      DEATH OF OWNER: We will pay the Death Benefit to the
                                      Beneficiary if any Owner dies prior to the Maturity Date
                                      or Annuity Commencement Date, if earlier. The Death
                                      Benefit may be taken in one sum immediately, in which case the Contract will terminate. If the Death Benefit is not
                                      taken in one sum immediately, the Contract will continue
                                      subject to the following provisions:

                                      (a)  The Beneficiary becomes the Owner.

                                      (b)  The excess, if any, of the Death Benefit over the
                                           Contract Value will be allocated to and among the
                                           Investment Accounts in proportion to their values as
                                           of the date on which the Death Benefit is determined.

                                      (c)  No additional Payments may be applied to the
                                           Contract.

                                      (d)  If the Beneficiary is not the deceased Owner's
                                           spouse, the entire interest in the Contract must be
                                           distributed under one of the following options:

                                           (i)  The entire interest in the Contract must be
                                                distributed over the life of the Beneficiary, or
                                                over a period not extending beyond the life
                                                expectancy of the Beneficiary, with
                                                distributions beginning within one year of the
                                                Owner's death; or
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                                           (ii) the entire interest in the Contract must be
                                                distributed within 5 years of the Owner's Death,
                                                or

                                           (iii) as Annuity Payments under one of the options
                                                described in the Annuity Options section.

                                           If the Beneficiary dies before the distributions
                                           required by (i) or (ii) are complete, the entire
                                           remaining Contract Value must be distributed in a
                                           lump sum immediately.

                                      (e)  If the Beneficiary is the deceased Owner's spouse,
                                           the Contract will continue with the surviving spouse
                                           as the new Owner, subject to the provisions of
                                           Internal Revenue Code Section 72(s). The surviving
                                           spouse may name a new Beneficiary (and, if no
                                           Beneficiary is so named, the surviving spouse's
                                           estate will be the Beneficiary).

                                           The spouse may also elect distributions under one of
                                           the following options:

                                           (i)  the entire interest in the Contract may be
                                                distributed over the life of the Beneficiary, or
                                                over a period not extending beyond the life
                                                expectancy of the Beneficiary, with
                                                distributions beginning within one year of the
                                                Owner's death; or

                                           (ii) as Annuity Payments under one of the options
                                                described in the Annuity Options section.

                                      (f)  We will waive Withdrawal Charges on any withdrawals.

                                      If there is more than one Beneficiary, the foregoing
                                      provisions will independently apply to each Beneficiary,
                                      to the extent of that Beneficiary's share.

DEATH BENEFIT ON OR AFTER ANNUITY     If Annuity Payments have been selected based on an Annuity
COMMENCEMENT DATE                     Option providing for payments for a guaranteed period, and the Annuitant dies on or after the Annuity Commencement
                                      Date, we will make the remaining guaranteed payments to
                                      the Beneficiary. Any remaining payments will be made at
                                      least as rapidly as under the method of distribution being used as of the date of the Annuitant's death. If no
                                      Beneficiary is living, we will commute any unpaid
                                      guaranteed payments to a single sum (on the basis of the
                                      interest rate used in determining the payments) and pay
                                      that single sum to the estate of the last to die of the
                                      Annuitant and the Beneficiary.

PROOF OF DEATH                        We will require Proof of death upon the death of the
                                      Annuitant or the Owner. Proof of death is one of the
                                      following received at the Annuities Service Center:

                                      (a)  A certified copy of a death certificate;

                                      (b)  A certified copy of a decree of a court of competent
                                           jurisdiction as to the finding of death; or

                                      (c)  Any other proof satisfactory to us.
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PART 9                                CONTRACT MATURITY

CHANGE IN MATURITY DATE               Prior to the Maturity Date, an Owner may make a Written
                                      Request to change the Maturity Date. Any extension of the
                                      Maturity Date will be subject to our prior approval and
                                      any applicable law or regulation then in effect.

OPTIONS AT MATURITY DATE              We will send You information about Your available options
                                      prior to the Maturity Date. If by the Maturity Date, you
                                      do not choose an Annuity Option, make a total withdrawal
                                      of the Surrender Value, or ask us to change the Maturity
                                      Date, we will automatically pay you Annuity Payments under the Annuity Option shown on the Specifications Pages and
                                      the Annuity Commencement Date is considered to be the
                                      Maturity Date.

                                      We will provide variable Annuity Payments unless
                                      otherwise elected. You can change the Annuity Option at
                                      any time before the Annuity Commencement Date.

PART 10                               ANNUITY PAYMENTS

GENERAL                               The entire Contract Value or the entire amount of the
                                      Beneficiary's portion of the Death Benefit may be applied
                                      in accordance with one or more of the Annuity Options
                                      described below, subject to any restrictions of Internal
                                      Revenue Code section 72(s). Once Annuity Payments
                                      commence, the Annuity Option may not be changed. The "Life
                                      10-Year Certain" Annuity Option described under Part 11,
                                      Option 1 is the default Annuity Option unless you request
                                      another option on or prior to the Maturity Date or unless
                                      otherwise required by the Internal Revenue Code.

                                      You may select a Fixed or Variable Annuity. We will
                                      provide variable Annuity Payments unless otherwise
                                      elected. Once Annuity Payments commence, the Annuity
                                      Option may not be changed.

                                      The method used to calculate the amount of the initial and subsequent Annuity Payments is described below.

                                      We may pay the Contract Value or Death Benefit, on the
                                      Annuity Commencement Date in one lump sum if the
                                      corresponding monthly income is less than $20.

VARIABLE ANNUITY PAYMENTS             We will determine the amount of the first Variable Annuity
                                      Payment by applying the portion of the Contract Value used to effect a Variable Annuity (minus any applicable premium taxes) to the Annuity Option elected based on the
                                      mortality table and assumed interest rate shown in the
                                      Specifications Pages. We will provide a table of the
                                      annuity factors upon Written Request. If the current rates in use by us on the Annuity Commencement Date are more
                                      favorable to you, we will use the current rates. The
                                      portion of the Contract Value used to effect a Variable
                                      Annuity will be measured as of a date not more than 10
                                      business days prior to the Annuity Commencement Date.
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                                      Subsequent payments will be based on the investment
                                      performance of one or more Subaccounts as you select. The
                                      amount of such payments is determined by the number of
                                      Annuity Units credited for each Subaccount. Such number is determined by dividing the portion of the first payment
                                      allocated to that Subaccount by the Annuity Unit value for that Subaccount determined as of the same date that the
                                      Contract Value used to effect Annuity Payments was
                                      determined. We then multiply this number of Annuity Units
                                      for each Subaccount by the appropriate Annuity Unit value
                                      for each subsequent determination date, which is a
                                      uniformly applied date not more than 10 business days
                                      before the payment is due.

                                      Variable Annuity payments, at the time of their
                                      commencement, will not be less than those that would be
                                      provided by the application of the amount described below
                                      to purchase a single premium immediate annuity then
                                      offered to the same class of annuitants by us or a company affiliated with us. Since no such annuity currently
                                      exists, we will apply rates that are reasonable in
                                      relation to the market single premium immediate annuity
                                      rates. The amount applied would be equal to the greater
                                      of;

                                      (a)  the Contract Value less applicable Withdrawal
                                           Charges; or

                                      (b)  95% of the Contract Value.

MORTALITY AND EXPENSE GUARANTEE       We guarantee that the dollar amount of each Variable
                                      Annuity payment will not be affected by changes in
                                      mortality and expense experience.

ANNUITY UNIT VALUE                    The value of an Annuity Unit for each Subaccount for any
                                      Business Day is determined as follows:

                                      (a)  The net investment factor for the Subaccount for the
                                           Valuation Period ending on the Business Day for which
                                           the Annuity Unit value is being calculated is
                                           multiplied by the value of the Annuity Unit for the
                                           preceding Business Day; and

                                      (b)  The result is adjusted to compensate for the interest rate used to determine the first Variable Annuity
                                           payment.

                                      The dollar value of Annuity Units may increase, decrease
                                      or remain the same from one Valuation Period to the next.

FIXED ANNUITY PAYMENTS                We will determine the amount of each Fixed Annuity payment by applying the portion of the Contract Value used to
                                      effect a Fixed Annuity measured as of a date not more than
                                      10 business days prior to the Annuity Commencement Date
                                      (minus any applicable premium taxes) to the Annuity Option elected based on the mortality table and interest rate
                                      shown on the Specifications Pages. The Fixed Annuity
                                      payment will not be less than that available by applying
                                      the amount described below to purchase a single premium
                                      immediate annuity then offered to the same class of
                                      annuitants by us or a company affiliated with us. Such an
                                      amount would be equal to the greater of:

                                      (c)  the Contract Value less applicable Withdrawal
                                           Charges; or

                                      (d)  95% of the Contract Value.

                                      We guarantee the dollar amount of Fixed Annuity payments.
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PART 11                               ANNUITY OPTIONS

DESCRIPTION OF ANNUITY OPTIONS        Option 1: Life Annuity

                                      a)   Life Non-Refund. We will make Annuity Payments during
                                           the lifetime of the Annuitant. No payments are due
                                           after the death of the Annuitant.

                                      b)   Life with 10-Year Certain. We will make Annuity
                                           Payments for 10 years and after that during the
                                           lifetime of the Annuitant. No payments are due after
                                           the death of the Annuitant or, if later, the end of
                                           the 10-year period.

                                      Option 2: Joint and Survivor Life Annuity

                                      The second Annuitant named shall be referred to as the
                                      Co-Annuitant.

                                      a)   Joint and Survivor Non-Refund. We will make Annuity
                                           Payments during the joint lifetime of the Annuitant
                                           and Co-Annuitant. Payments will then continue during
                                           the remaining lifetime of the survivor. No payments
                                           are due after the death of the last survivor of the
                                           Annuitant and Co-Annuitant.

                                      b)   Joint and Survivor with 10-Year Certain. We will make
                                           Annuity Payments for 10 years and after that during
                                           the joint lifetime of the Annuitant and Co-Annuitant.
                                           Payments will then continue during the remaining
                                           lifetime of the survivor. No payments are due after
                                           the death of the survivor of the Annuitant and
                                           Co-Annuitant or, if later, the end of the 10-year
                                           period.

ALTERNATE ANNUITY OPTIONS             Instead of settlement in accordance with the Annuity
                                      Options described above, you may choose an alternate form
                                      of settlement acceptable to us. Once Annuity Payments
                                      commence, the form of settlement may not be changed.

PART 12                               GENERAL PROVISIONS

ENTIRE CONTRACT                       The entire Contract consists of this Contract,
                                      Endorsements and Riders, if any, and the application, if
                                      one is attached to this Contract.

BENEFITS AND VALUES                   The benefits and values available under this Contract are
                                      not less than the minimum required by any statute of the
                                      state in which this Contract is delivered. We have filed a detailed statement of the method used to calculate the
                                      benefits and values with the Department of Insurance in
                                      the state in which this Contract is delivered, if required by law.

MODIFICATION                          Only the President, a Vice President, or the Secretary of
                                      the Company has authority to agree on our behalf to any
                                      alteration of the Contract or to any waiver of our rights
                                      or requirements. The change or waiver must be in writing.
                                      We will not change or modify this Contract without prior
                                      approval of the New York Superintendent of Insurance. No
                                      change that reduces benefits will be made without your
                                      written consent.
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CLAIMS OF CREDITORS                   All benefits and payments under this Contract shall be
                                      exempt from the claims of creditors to the extent
                                      permitted by law.

MISSTATEMENT AND PROOF OF AGE         We may require proof of age or survival of any person upon
OR SURVIVAL                           whose age or survival any Annuity Payments or other
                                      benefits provided by this Contract or any Rider attached
                                      thereof depend. If the age of the Annuitant has been
                                      misstated, the benefits will be those which would have
                                      been provided for the correct age. If we have made
                                      incorrect benefit payments, we will immediately pay the
                                      amount of any underpayment adjusted with interest at 3%
                                      per annum. We will deduct the amount of any overpayment
                                      from future benefit payments without adjustment for
                                      interest.

INCONTESTABILITY                      This Contract is not contestable.

NON-PARTICIPATING                     Your Contract is non-participating and will not share in
                                      our profits or surplus earnings. We will pay no dividends
                                      on your Contract.

REPORTS                               We provide periodic reports no less frequently than
                                      annually without charge, containing the Investment Account
                                      Value, the Contract Value and Death Benefit. The report
                                      will include the number of Accumulation Units credited to
                                      the Variable Account, the Accumulation Unit value and the
                                      dollar value of the Accumulation Unit of the Variable
                                      Account no more than 4 months prior to the date of the
                                      delivery of the report. We will provide annual calendar
                                      year reports concerning the status of the Contract and
                                      such information concerning required minimum distributions as is prescribed by the Commissioner of Internal Revenue.
                                      We will provide additional status reports upon request for a charge not to exceed $25 per request.

CURRENCY AND PLACE OF PAYMENTS        All payments made to or by us shall be made in the lawful
                                      currency of the United States of America at the Annuities
                                      Service Center or elsewhere if we consent.

NOTICES AND ELECTIONS                 To be effective, all notices and elections you make under
                                      this Contract must be in the form of a Written Request.
                                      All notices, requests and elections will be effective when signed. We will not be liable for any payments made or
                                      actions taken before the Written Request is received by
                                      us.

GOVERNING LAW                         This Contract will be governed by the laws of the
                                      jurisdiction indicated on the Specifications Pages.

SECTION 72(S)                         The provisions of this Contract shall be interpreted so as to comply with the requirements of Section 72(s) of the
                                      Internal Revenue Code.
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PART 13                               CONTRACT TERMINATION

CANCELLATION FOR NONPAYMENT &         If, prior to the Annuity Commencement Date, no Payments
MINIMUM ACCOUNT VALUE                 have been made for two consecutive Contract Years, and if
                                      both:

                                      (a)  the total Payments made, less any partial
                                           withdrawals, are less then $2,000; and

                                      (b)  the Contract Value at the end of such two year period is less than $2,000;

                                      we may cancel this Contract and pay you the Contract
                                      Value (measured as of the Valuation Period during which
                                      the cancellation occurs), less the Annual Contract Fee.

OTHER                                 This Contract will terminate on the earliest of:

                                      (a)  receipt of your request to withdraw the entire
                                           Contract Value;

                                      (b)  the date a Death Benefit is payable and the
                                           Beneficiary takes the Death Benefit as a lump sum; or

                                      (c)  the date the Contract Value reduces to zero, subject
                                           to the provisions of any benefit rider attached to
                                           this Contract.
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VENTURE-L.11-NY                       17                                  SAMPLE

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JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK           (JOHN HANCOCK(R) LOGO)
HOME OFFICE: Valhalla, New York


VENTURE-L.11-NY                                                           SAMPLE